EXHIBIT 10.2
EXHIBIT A
AUTODESK, INC.
2012 EMPLOYEE STOCK PLAN
TERMS AND CONDITIONS OF RESTRICTED STOCK UNITS
(Settled in Shares)
1.    Grant. The Company hereby grants to the Employee (“Participant”) named in the Notice of Grant of Restricted Stock Units (the “Notice of Grant”) under the Autodesk, Inc. 2012 Employee Stock Plan (the “Plan”) the number of Restricted Stock Units indicated on the Notice of Grant, subject to all of the terms and conditions in this Agreement (as defined in the Notice of Grant and Plan) and the Plan, which is incorporated herein by reference. When shares of the Company’s Common Stock (“Shares”) are issued to Participant in settlement of the Restricted Stock Units, par value shall be deemed paid by Participant for each Restricted Stock Unit by past services rendered by Participant, and shall be subject to the appropriate tax withholdings. Unless otherwise defined herein, capitalized terms used herein shall have the meanings ascribed to them in the Plan.
2.    Company’s Obligation to Settle. Unless and until the Restricted Stock Units shall have vested in the manner set forth in Sections 3 or 4 of this Agreement or Section 13 of the Plan, Participant shall have no right to settlement of any such Restricted Stock Units. Prior to actual settlement of any vested Restricted Stock Units, such Restricted Stock Units shall represent an unsecured obligation of the Company. Settlement of any vested Restricted Stock Units will be made in whole Shares only.
3.    Vesting Schedule. Except as provided in Section 4 of this Agreement and Section 13 of the Plan, and subject to Section 5 of this Agreement, the Restricted Stock Units awarded by this Agreement shall vest in accordance with the vesting provisions set forth in the Notice of Grant. Restricted Stock Units scheduled to vest on a certain date or upon the occurrence of a certain condition shall vest in accordance with the provisions of this Agreement only if Participant is an Employee from the Date of Grant until the date such vesting occurs.
4.    Administrator Discretion. Except to the extent doing so would result in the imposition of additional taxes under Section 409A of the Code, the Administrator, in its discretion, may accelerate the vesting of the balance, or some lesser portion of the balance, of the unvested Restricted Stock Units at any time, subject to the terms of the Plan. If so accelerated, the balance, or such lesser portion of the balance as applicable, of the Restricted Stock Units shall be considered as having vested as of the date specified by the Administrator. Notwithstanding anything in the Plan or this Agreement to the contrary, if the vesting of any portion of the balance of the Restricted Stock Units is accelerated in connection with Participant’s “separation from service” within the meaning of Section 409A of the Code (as determined by the Company), other than due to death, and if (x) Participant is a “specified employee” within the meaning of Section 409A of the Code at the time of such termination and (y) the settlement of such accelerated Restricted Stock Units shall result in the imposition of additional tax under Section 409A of the Code if issued to Participant on or within the six (6) month period following Participant’s termination as an Employee, then the settlement of such accelerated Restricted Stock Units shall not be made until the earlier of (A) six (6) months and one (1) day following the date of Participant’s termination as an Employee or (B) Participant’s death. It is the intent of this Agreement to comply with or be exempt from the requirements of Section 409A of the Code so that none of the Restricted Stock Units provided under this Agreement or Shares issuable thereunder shall be subject to the additional tax imposed under Section 409A of the Code, and any ambiguities herein shall be interpreted to so comply.
5.    Forfeiture upon Termination of Status as an Employee.
(a) Subject to Section 7 and Section 5(b), the balance of the Restricted Stock Units that have not vested as of the time of Participant’s termination as an Employee for any or no reason shall be forfeited and automatically transferred to and reacquired by the Company at no cost to the Company, and Participant’s right to acquire any Shares hereunder shall immediately terminate.
(b) Notwithstanding Section 5(a), if Participant is subject to the Company’s Executive Change in Control Program on his or her Termination Date (defined below), upon any termination without Cause (defined below) or for Good Reason (defined below) following a Change of Control (defined below), unvested Restricted Stock Units with vesting schedules subject only to Participant’s continuous service as an Employee (“Time-Based RSUs”) shall vest in full as of such termination, and unvested Restricted Stock Units which are not Time-Based RSUs (“Performance-Based RSUs”) shall vest at the “target” level set forth in the Notice of Grant as of such termination. For purposes of this Section 5(b), “Cause”, “Change of Control”, “Good Reason” and “Termination Date” shall have the meaning set forth in the version of the Company’s Executive Change in Control Program, as in effect on the Termination Date.
6.    Distribution after Vesting. Unless otherwise specified in the country-specific provisions in Exhibit B, any Restricted Stock Units that vest in accordance with the terms of this Agreement and the Plan will be distributed to Participant (or in the event of Participant’s death, to his or her estate) in whole Shares as soon as administratively practicable after vesting, subject to Section 8 and the other provisions of this Agreement, but, subject to Applicable Law, in no event later than the 15th day of the third month following the end of (i) the Company’s fiscal year in which the Restricted Stock Units vest or (ii) the calendar year in which the Restricted Stock Units vest, whichever is later. Any Restricted Stock Units that vest in accordance with Section 4 will be settled at the time(s) provided in Section 4, subject to Section 8 and the other provisions of this Agreement.

7.    Disability or Death of Participant.

(a)    Subject to Section 7(c), if Participant ceases to be an Employee by reason of his or her Disability during the term of this Award, all unvested Time-Based RSUs shall vest in full as of the date of such cessation of employment due to such Disability.

(b)    Subject to Section 7(c), in the event of the death of Participant during the term of this Award and while an Employee, all unvested Restricted Stock Units that are Time-Based RSUs shall vest in full as of the date of death. Upon such death, any distribution or delivery to be made to Participant under this Agreement shall be made to Participant’s designated beneficiary, provided such beneficiary has been designated prior to Participant’s death in a form acceptable to the Administrator or, if no such beneficiary has been designated or survives Participant, the administrator or executor of Participant’s estate. Any such transferee must furnish the Company with (a) written notice of his or her status as transferee, and (b) evidence satisfactory to the Company to establish the validity of the transfer and compliance with any laws or regulations pertaining to said transfer.

(c) Notwithstanding anything in Sections 7(a) or 7(b), if Participant ceases to be an Employee by reason of his or her Disability or death during the term of this Award, unvested Performance-Based RSUs, shall vest at the “target” level set forth in the Notice of Grant on the date of cessation as an Employee or death.

8.    Responsibility for Taxes. Participant acknowledges that, regardless of any action taken by the Company or, if different, Participant’s employer (the “Employer”) the ultimate liability for all income tax, social insurance, payroll tax, fringe benefits tax, payment on account or other tax-related items related to Participant’s participation in the Plan and legally applicable to Participant (“Tax-Related Items”), is and remains Participant’s responsibility and may exceed the amount actually withheld by the Company or the Employer. Participant further acknowledges that the Company and/or the Employer (1) make no representations or undertakings regarding the treatment of any Tax-Related Items in connection with any aspect of the Restricted Stock Units, including, but not limited to, the grant, vesting or settlement of the Restricted Stock Unit, the subsequent sale of Shares acquired pursuant to such settlement and the receipt of any dividends; and (2) do not commit to and are under no obligation to structure the terms of the grant or any aspect of the Restricted Stock Units to reduce or eliminate Participant’s liability for Tax-Related Items or achieve any particular tax result. Further, if Participant is subject to Tax-Related Items in more than one jurisdiction, Participant acknowledges that the Company and/or the Employer (or former employer, as applicable) may be required to withhold or account for Tax-Related Items in more than one jurisdiction.
In this regard, Participant authorizes the Company and/or the Employer, or their respective agents, at their discretion, to satisfy any obligations with regard to withholding of Tax-Related Items by one or a combination of the following:

(i)
withholding from Participant’s wages or other cash compensation paid to Participant by the Company and/or the Employer, including withholding from cash from Participant’s brokerage account designated by the Company; or

(ii)
withholding from proceeds of the sale of Shares acquired upon vesting/settlement of the Restricted Stock Units either through a voluntary sale or through a mandatory sale arranged by the Company (on Participant’s behalf pursuant to this authorization); or

(iii)	withholding in Shares to be issued upon settlement of the Restricted Stock Units.
The Company may withhold or account for Tax-Related Items by using rates up to, but not exceeding, the maximum tax rates in Participant’s jurisdiction on the date the amount of Tax-Related Items to be withheld is to be determined. Participant will receive a refund in cash of any amount withheld that exceeds the amount remitted to the applicable tax authorities and will have no entitlement to the Common Stock equivalent or to any interest on such over-withheld amount. If the obligation for Tax-Related Items is satisfied by withholding in Shares, for tax purposes, Participant is deemed to have been issued the full number of Shares subject to the vested Restricted Stock Units, notwithstanding that a number of the Shares are held back solely for the purpose of paying the Tax-Related Items.
Notwithstanding (i) through (iii) above, if Participant is subject to Section 16 of the Exchange Act, any obligation to withhold Tax-Related Items will be satisfied under (iii), unless otherwise determined by the Board or Compensation Committee.
Finally, Participant agrees to pay to the Company or the Employer, any amount of Tax-Related Items that the Company or the Employer may be required to withhold or account for as a result of Participants participation in the Plan that cannot be satisfied by the means previously described. The Company may refuse to issue or deliver the Shares or the proceeds of the sale of Shares, if Participant fails to comply with Participants obligations in connection with the Tax-Related Items.
9.    Rights as Stockholder. Subject to Applicable Law, neither Participant nor any person claiming under or through Participant shall have any of the rights or privileges of a stockholder of the Company in respect of any Shares deliverable hereunder unless and until certificates representing such Shares (which may be in book entry form) shall have been issued, recorded on the records of the Company or its transfer agents or registrars, and delivered to Participant. After such issuance, recordation and delivery, Participant shall have all the rights of a stockholder of the Company with respect to voting such Shares and receipt of dividends and distributions on such Shares, subject to Applicable Law.
10.    No Guarantee of Continued Employment. PARTICIPANT ACKNOWLEDGES AND AGREES THAT THE VESTING OF THE RESTRICTED STOCK UNITS PURSUANT TO THE VESTING SCHEDULE HEREOF IS EARNED ONLY BY CONTINUING AS AN EMPLOYEE AT THE WILL OF THE COMPANY (OR THE SUBSIDIARY EMPLOYING PARTICIPANT) AND NOT THROUGH THE ACT OF BEING HIRED, BEING GRANTED THIS AWARD OF RESTRICTED STOCK UNITS OR, AS APPLICABLE, ACQUIRING SHARES HEREUNDER. PARTICIPANT FURTHER ACKNOWLEDGES AND AGREES THAT THIS AGREEMENT, THE TRANSACTIONS CONTEMPLATED HEREUNDER AND THE VESTING SCHEDULE SET FORTH HEREIN DO NOT CONSTITUTE AN EXPRESS OR IMPLIED PROMISE OF CONTINUED ENGAGEMENT AS AN EMPLOYEE FOR THE VESTING PERIOD, FOR ANY PERIOD, OR AT ALL, AND SHALL NOT INTERFERE IN ANY WAY WITH PARTICIPANT’S RIGHT OR THE RIGHT OF THE COMPANY (OR SUBSIDIARY EMPLOYING PARTICIPANT) TO TERMINATE PARTICIPANT’S RELATIONSHIP AS AN EMPLOYEE AT ANY TIME, WITH OR WITHOUT CAUSE.
11.    Address for Notices. Unless otherwise specified in Exhibit B, any notice to be given to the Company under the terms of this Agreement will be addressed to the Company at Autodesk, Inc., c/o Stock Administrator, 111 McInnis Parkway, San Rafael, CA 94903, or at such other address as the Company may hereafter designate in writing.
12.    Grant is Not Transferable. Except to the limited extent provided in Section 7, this Award and the rights and privileges conferred hereby shall not be transferred, assigned, pledged or hypothecated in any way (whether by operation of law or otherwise) and shall not be subject to sale under execution, attachment or similar process. Upon any attempt to transfer, assign, pledge, hypothecate or otherwise dispose of this Award, or any right or privilege conferred hereby, or upon any attempted sale under any execution, attachment or similar process, this Award and the rights and privileges conferred hereby immediately shall become null and void.
13.    Binding Agreement. Subject to the limitation on the transferability of this grant contained herein, this Agreement shall be binding upon and inure to the benefit of the heirs, legatees, legal representatives, successors and assigns of the parties hereto.
14.    Additional Conditions to Issuance of Stock. The Company shall not be required to issue any certificate or certificates for Shares (in book entry form or otherwise) hereunder prior to fulfillment of all the following conditions: (a) the admission of such Shares to listing on all stock exchanges on which such class of stock is then listed; (b) the completion of any registration or other qualification of such Shares under any Applicable Law or under the rulings or regulations of the U.S. Securities and Exchange Commission or any other governmental regulatory body, which the Administrator shall, in its absolute discretion, deem necessary or advisable; (c) the obtaining of any approval or other clearance from any governmental agency, which the Administrator shall, in its absolute discretion, determine to be necessary or advisable; and (d) the lapse of such reasonable period of time following the date of vesting of the Restricted Stock Units as the Administrator may establish from time to time for reasons of administrative convenience.
If at any time the Company shall determine, in its discretion, that the listing, registration or qualification of the Shares upon any securities exchange or under any state or federal law, or the consent or approval of any governmental regulatory authority is necessary or desirable as a condition to the issuance of Shares to Participant (or his or her estate), such issuance shall not occur unless and until such listing, registration, qualification, consent or approval shall have been effected or obtained free of any conditions not acceptable to the Company. Participant’s sale of Shares may be subject to any market blackout period that may be imposed by the Company and must comply with the Company’s insider trading policies and any other applicable securities laws.
15.    Plan Governs. This Agreement is subject to all terms and provisions of the Plan. Subject to the express exception in Section 4 of this Agreement, in the event of a conflict between one or more provisions of this Agreement and one or more provisions of the Plan, the provisions of the Plan shall govern.
16.    Administrator Authority. The Administrator shall have the power to interpret the Plan and this Agreement and to adopt such rules for the administration, interpretation and application of the Plan as are consistent therewith and to interpret or revoke any such rules (including, but not limited to, the determination of whether or not any Restricted Stock Units have vested). All actions taken and all interpretations and determinations made by the Administrator in good faith shall be final and binding upon Participant, the Company and all other interested persons. The Administrator shall not be personally liable for any action, determination or interpretation made in good faith with respect to the Plan or this Agreement. The Administrator shall, in its absolute discretion, determine when such conditions have been fulfilled.
17.    Electronic Delivery. The Company may, in its sole discretion, decide to deliver any documents related to Restricted Stock Units awarded under the Plan or future Restricted Stock Units that may be awarded under the Plan by electronic means or request Participant’s consent to participate in the Plan by electronic means. Participant hereby consents to receive such documents by electronic delivery and agrees to participate in the Plan through any on-line or electronic system established and maintained by the Company or another third party designated by the Company.
18.    Captions. Captions provided herein are for convenience only and are not to serve as a basis for interpretation or construction of this Agreement.
19.    Agreement Severable. In the event that any provision in this Agreement shall be held invalid or unenforceable, such provision shall be severable from, and such invalidity or unenforceability shall not be construed to have any effect on, the remaining provisions of this Agreement.
20.    Modifications to the Agreement. This Agreement, the Plan and the Notice of Grant constitute the entire understanding of the parties on the subjects covered. Participant expressly warrants that he or she is not accepting this Agreement in reliance on any promises, representations, or inducements other than those contained herein. Modifications to this Agreement or the Plan can be made only in an express written contract executed by a duly authorized officer of the Company. Notwithstanding anything to the contrary in the Plan or this Agreement, the Company reserves the right to revise this Agreement as it deems necessary or advisable, in its sole discretion and without the consent of Participant, to comply with Section 409A of the Code or to otherwise avoid imposition of any additional tax or income recognition under Section 409A of the Code prior to the actual issuance of Shares pursuant to this Award of Restricted Stock Units.
21.    Amendment, Suspension or Termination of the Plan. By accepting this Award, Participant expressly warrants that he or she has received an Award of Restricted Stock Units under the Plan, and has received, read and understood a description of the Plan. Participant understands that the Plan is discretionary in nature and may be amended, suspended or terminated by the Company at any time.
22.    Governing Law. This Award and the provisions of this Agreement shall be governed by, and subject to, the laws of the State of California, without giving effect to the conflict of law principles thereof. For purposes of litigating any dispute that arises under this Award of Restricted Stock Units or this Agreement, the parties hereby submit to and consent to the sole and exclusive jurisdiction of the State of California, and agree that such litigation shall be conducted in the courts of Marin County, California, or the federal courts for the United States for the Northern District of California, and no other courts, where this Award of Restricted Stock Units is made and/or to be performed.
23.    Language. If Participant has received this Agreement or any other document related to the Plan translated into a language other than English and if the meaning of the translated version is different than the English version, the English version will control.
24.    Nature of Grant. In accepting this Restricted Stock Unit Award, Participant acknowledges that:

(a)    Any notice period mandated under Applicable Laws shall not be treated as continuous service for the purpose of determining the vesting of the Restricted Stock Unit Award; and Participant’s right to receive Shares in settlement of the Restricted Stock Unit Award after termination of service, if any, will be measured by the date of termination of Participant’s service and will not be extended by any notice period mandated under Applicable Laws. Subject to the foregoing and the provisions of the Plan, the Company, in its sole discretion, shall determine whether Participant’s service has terminated and the effective date of such termination.

(b)    The Plan is established voluntarily by the Company. It is discretionary in nature and it may be modified, amended, suspended or terminated by the Company at any time, unless otherwise provided in the Plan and this Agreement.

(c)    The grant of this Restricted Stock Unit Award is an exceptional, voluntary and occasional one-time benefit which does not create any contractual or other right to receive future grants of Restricted Stock Units, or benefits in lieu of Restricted Stock Units. All decisions with respect to future Restricted Stock Unit grants, if any, will be at the sole discretion of the Company.

(d)    Participant’s participation in the Plan shall not create a right to continued service with the Company (or any Subsidiary).

(e)    Participant is voluntarily participating in the Plan.

(f)    The Restricted Stock Unit Award is an extraordinary item that does not constitute compensation of any kind for service of any kind rendered to the Company (or any Subsidiary), and which is outside the scope of Participant’s employment contract, if any. Additionally, unless otherwise agreed with the Company, the Restricted Stock Units and the Shares subject to the Restricted Stock Units, and the income and value of same, are not granted as consideration for, or in connection with, the service Participant may provide as an officer or a director of a subsidiary of the Company.

(g)    The Restricted Stock Unit Award is not part of normal or expected compensation or salary for any purpose, including, but not limited to, calculating any severance payments, resignation, termination, redundancy, end-of-service payments, bonuses, long-service awards, pension or retirement benefits or similar payments. This applies to any payment even in those jurisdictions requiring such payments upon termination of employment.

(h)    The Restricted Stock Unit Award will not be interpreted to form an employment contract or relationship with the Company; and furthermore the Restricted Stock Unit Award will not be interpreted to form an employment contract with any Subsidiary.

(i)    The future value of the underlying Shares is unknown and cannot be predicted with certainty. If Participant obtains Shares upon settlement of the Restricted Stock Unit Award, the value of those Shares may increase or decrease.

(j)    This Restricted Stock Unit Award has been granted to Participant in Participant’s status as an Employee of the Company or its Subsidiaries.

(k)    There shall be no additional obligations for any Subsidiary employing Participant as a result of this Restricted Stock Unit Award.

(l)    All decisions with respect to future Restricted Stock Units or other grants, if any, will be at the sole discretion of the Company.

(m)    The Restricted Stock Unit and the Shares subject to the Restricted Stock Units, and the income and value of same, are not intended to replace any pension rights or compensation.

(n)    The following provisions apply only if Participant is providing services outside the United States:

(i)    the Restricted Stock Units and the Shares subject to the Restricted Stock Units are not part of normal or expected compensation or salary for any purpose;

(ii)     neither the Company, the Employer nor any other Subsidiary of the Company shall be liable for any foreign exchange rate fluctuation between Participant’s local currency and the United States Dollar that may affect the value of the Restricted Stock Units or of any amounts due to you pursuant to the settlement of the Restricted Stock Units or the subsequent sale of any Shares acquired upon settlement; and

(iii)    no claim or entitlement to compensation or damages shall arise from forfeiture of the Restricted Stock Units resulting from the termination of Participant’s employment or other service relationship (for any reason whatsoever, whether or not later found to be invalid or in breach of employment laws in the jurisdiction where Participant is employed or the terms of Participant’s employment agreement, if any), and in consideration of the grant of the Restricted Stock Units, Participant agrees not to institute any claim against the Company, the Employer or any of the other Subsidiaries or affiliates of the Company.

25.    Data Privacy. Participant hereby explicitly and unambiguously consents to the collection, use and transfer, in electronic or other form, of Participant’s personal data as described in this Agreement and any other Restricted Stock Unit grant materials by and among, as applicable, the Employer, the Company and its other Subsidiaries and affiliates for the exclusive purpose of implementing, administering and managing Participant’s participation in the Plan.

Participant understands that the Company and the Employer may hold certain personal information about Participant, including, but not limited to, Participant’s name, home address and telephone number, date of birth, social insurance number or other identification number, salary, nationality, job title, any Shares or directorships held in the Company, details of all Restricted Stock Units or any other entitlement to Shares awarded, canceled, exercised, vested, unvested or outstanding in Participant’s favor (“Data”), for the exclusive purpose of implementing, administering and managing the Plan.

Participant understands that Data will be transferred to E*TRADE Financial Corporate Services, Inc. (“E*TRADE”), or such other stock plan service provider as may be selected by the Company in the future, which is assisting the Company with the implementation, administration and management of the Plan. Participant understands that the recipients of the Data may be located in the United States or elsewhere, and that the recipients’ country (e.g., the United States) may have different data privacy laws and protections than Participant’s country. Participant understands that if Participant resides outside the United States, Participant may request a list with the names and addresses of any potential recipients of the Data by contacting Participant’s local human resources representative. Participant authorizes the Company, E*TRADE and any other possible recipients which may assist the Company (presently or in the future) with implementing, administering and managing the Plan to receive, possess, use, retain and transfer the Data, in electronic or other form, for the sole purpose of implementing, administering and managing Participant’s participation in the Plan. Participant understands that Data will be held only as long as is necessary to implement, administer and manage Participant’s participation in the Plan. Participant understands that if Participant resides outside the United States, Participant may, at any time, view Data, request information about the storage and processing of Data, require any necessary amendments to Data or refuse or withdraw the consents herein, in any case without cost, by contacting in writing Participant’s local human resources representative. Further, Participant understands that Participant is providing the consents herein on a purely voluntary basis. If Participant does not consent, or if Participant later seeks to revoke Participant’s consent, Participant’s employment status or service with the Employer will not be adversely affected; the only consequence of refusing or withdrawing Participant’s consent is that the Company would not be able to grant Restricted Stock Units or other equity awards to Participant or administer or maintain such awards. Therefore, Participant understands that refusing or withdrawing Participant’s consent may affect Participant’s ability to participate in the Plan. For more information on the consequences of Participant’s refusal to consent or withdrawal of consent, Participant understands that he or she may contact Participant’s local human resources representative.

26.    Currency Exchange Risk. Participant agrees and acknowledges that Participant shall bear any and all risk associated with the exchange or fluctuation of currency associated with the Award, including without limitation the settlement of the Award or sale of the Shares (the “Currency Exchange Risk”). Participant waives and releases the Company and its Subsidiaries from any potential claims arising out of the Currency Exchange Risk.

27.    Exhibit B. Notwithstanding any provisions in this Agreement, the Restricted Stock Units shall be subject to any applicable country-specific provisions set forth in Exhibit B to this Agreement for Participant’s country. Moreover, if Participant relocates to one of the countries included in Exhibit B, the provisions for such country will apply to Participant, to the extent the Company determines that the application of such provisions is necessary or advisable for legal or administrative reasons. Exhibit B constitutes part of this Agreement.

28.    Imposition of Other Requirements. The Company reserves the right to impose other requirements on Participant’s participation in the Plan, on the Restricted Stock Unit and on any Shares acquired under the Plan, to the extent the Company determines it is necessary or advisable for legal or administrative reasons, and to require Participant to sign any additional agreements or undertakings that may be necessary to accomplish the foregoing.
29.    No Advice Regarding Grant. The Company is not providing any tax, legal or financial advice, nor is the Company making any recommendations regarding Participant’s participation in the Plan, or Participant’s acquisition or sale of the underlying Shares. Participant understands and agrees that Participant should consult with his or her own personal tax, legal and financial advisors regarding his or her participation in the Plan before taking any action related to the Plan.
30.    Waiver. Participant acknowledge that a waiver by the Company of breach of any provision of this Agreement shall not operate or be construed as a waiver of any other provision of this Agreement, or of any subsequent breach by Participant or any other Participant.
31.    Insider-Trading/Market-Abuse Laws. Participant acknowledges that, depending on Participant’s country, Participant may be subject to insider-trading restrictions and/or market-abuse laws, which may affect Participant’s ability to purchase or sell Shares under the Plan during such times as Participant is considered to have “inside information” regarding the Company (as defined by the laws in Participant’s country). Any restrictions under these laws or regulations are separate from and in addition to any restrictions that may be imposed under the Autodesk, Inc. Insider Trading Policy. Participant is responsible for complying with any applicable restrictions, so Participant is advised to speak to Participant’s personal legal advisor and/or the Company’s Legal Department for further details regarding any applicable insider-trading and/or market-abuse laws in Participant’s country.
32.    Foreign Asset/Account Reporting Requirements and Exchange Controls. Participant acknowledges that Participant’s country may have certain foreign asset and/or foreign account reporting requirements and exchange controls which may affect Participant’s ability to acquire or hold Shares purchased under the Plan or cash received from participating in the Plan (including from any dividends paid on shares acquired under the Plan) in a brokerage or bank account outside Participant’s country. Participant may be required to report such accounts, assets or transactions to the tax or other authorities in Participant’s country. Participant also may be required to repatriate sale proceeds or other funds received as a result of Participant’s participation in the Plan to Participant’s country through a designated bank or broker within a certain time after receipt. Participant acknowledges that it is Participant’s responsibility to be compliant with such regulations, and Participant is advised to consult Participant’s personal legal advisor for any details.

EXHIBIT B
COUNTRY-SPECIFIC PROVISIONS TO THE
TERMS AND CONDITIONS OF RESTRICTED STOCK UNITS
UNDER THE AUTODESK, INC.
2012 EMPLOYEE STOCK PLAN

Terms and Conditions

This Appendix includes additional terms and conditions that govern the Restricted Stock Units granted to Participant under the Autodesk, Inc. (the “Company”) 2012 Equity Incentive Plan (the “Plan”) if Participant works and/or resides in one of the countries listed below. Capitalized terms used but not defined in this Exhibit B have the meanings set forth in the Plan, the Notice of Restricted Stock Unit Grant (the “Notice”) and/or the Terms and Conditions of Restricted Stock Unit Agreement (the “Agreement”).

If Participant is a citizen or resident of a country other than the one in which Participant is currently working and/or residing, is considered a resident of another country for local law purposes or transfers employer and/or residency between countries after the grant date, the Company shall, in its sole discretion, determine to what extent the terms and conditions contained herein shall apply to Participant under these circumstances.

Notifications

This Exhibit B also includes information regarding securities laws, exchange controls and certain other issues of which Participant should be aware with respect to his or her participation in the Plan. The information is based on the securities laws, exchange controls and other laws in effect in the respective countries as of December 2015. Such laws are often complex and change frequently. As a result, the Company strongly recommends Participant not rely on the information in this Exhibit B as the only source of information relating to the consequences of Participant’s participation in the Plan because the information may be out of date at the time the Restricted Stock Units vest, or Participant sells the Shares acquired upon vesting of the Restricted Stock Units under the Plan.

In addition, the information contained herein is general in nature and may not apply to Participant’s particular situation, and the Company is not in a position to assure Participant of a particular result. Accordingly, Participant is advised to seek appropriate professional advice as to how the relevant laws in Participant’s country(ies) may apply to his or her situation.

Finally, if Participant is a citizen or resident of a country other than the one in which he or she is currently working and/or residing, transfers after the grant date or is considered a resident of another country for local law purposes, the information contained herein may not apply in the same manner.
ARGENTINA
Terms and Conditions
Labor Law Acknowledgement. This provision supplements Section 24 of the Agreement.
In accepting the Award, Participant acknowledges and agrees that the grant of Restricted Stock Units is made by the Company (not the Employer) in its sole discretion and the value of the Restricted Stock Units or any Shares acquired under the Plan shall not constitute salary or wages for any purpose under Argentine labor law, including, but not limited to, the calculation of (i) any labor benefits including, without limitation, vacation pay, thirteenth salary, compensation in lieu of notice, annual bonus, disability, and leave of absence payments, etc., or (ii) any termination or severance indemnities or similar payments.
If, notwithstanding the foregoing, any benefits under the Plan are considered as salary or wages for any purpose under Argentine labor law, Participant acknowledges and agrees that such benefits shall not accrue more frequently than on each Restricted Stock Units vesting date.
Notifications
Securities Law Information. Neither the Restricted Stock Units nor the underlying Shares are publicly offered or listed on any stock exchange in Argentina. The offer is private and not subject to the supervision of any Argentine governmental authority.
Exchange Control Information. Participant must comply with any and all Argentine currency exchange restrictions, approvals and reporting requirements in connection with this Award. Argentine residents should consult with their personal advisor to confirm what will be required (if anything) as the exchange control rules and regulations are subject to change without notice.
AUSTRALIA

Terms and Conditions

Form of Settlement. Notwithstanding Section 2 or any other provision of this Agreement, (a) the Restricted Stock Units may not be settled in cash; and (b) the vesting of Restricted Stock Units may be accelerated by the Administrator only upon the death or total permanent disablement of Participant, and to the extent permitted by Applicable Law.

A Participant will cease to be an employee for the purposes of the Plan (incorporating this Agreement) if he or she is no longer an “Employee” as defined in the Plan, or Participant is no longer employed by any of the following: (a) Participant’s employer in the employment in respect of which Participant acquired the Restricted Stock Units; (b) a holding company (within the meaning of the Corporations Act 2001 (Cth)) of Participant’s employer in the employment in respect of which Participant acquired the Restricted Stock Units; (c) a subsidiary (within the meaning of the Income Tax Assessment Act 1997 (Cth)) of Participant’s employer in the employment in respect of which Participant acquired the Restricted Stock Units; or (d) a subsidiary (within the meaning of the Income Tax Assessment Act 1997 (Cth) of a holding company (within the meaning of the Corporations Act 2001 (Cth)) of Participant’s employer in the employment in respect of which Participant acquired the Restricted Stock Units.

Australia Class Order Exemption. The offering of the Plan in Australia is intended to qualify for exemption from the prospectus requirements under a Class Order issued by the Australian Securities and Investments Commission. Participant’s right to purchase Shares is subject to the terms and conditions set forth in the Australia Offer Document, the Plan and the Agreement, including this Exhibit B.
AUSTRIA
Notifications
Exchange Control Information. If Participant holds Shares obtained through the Plan outside Austria, Participant may be required to submit reports to the Austrian National Bank as follows: (i) on a quarterly basis if the value of the Shares as of any given quarter meets or exceeds €30,000,000; and (ii) on an annual basis if the value of the Shares as of December 31 meets or exceeds €5,000,000. The quarterly reporting date is as of the last day of the respective quarter; the deadline for filing the quarterly report is the 15th day of the month following the end of the respective quarter. The deadline for filing the annual report is January 31 of the following year.
In addition, when the Shares are sold or a dividend is received, Participant may be required to comply with certain exchange control obligations if the cash proceeds from the sale are held outside Austria. If the transaction volume of all accounts abroad meets or exceeds €10,000,000, the movements and balances of all accounts must be reported monthly, as of the last day of the month, on or before the fifteenth day of the following month on the prescribed form (Meldungen SI-Forderungen und/oder SI-Verpflichtungen).
BELGIUM
There are no country-specific provisions.
BRAZIL
Terms and Conditions
Compliance with Law. In accepting the Award, Participant agrees to comply with all applicable Brazilian laws and to report and pay any and all applicable Tax-Related Items associated with the vesting of the Restricted Stock Units and issuance or sale of Shares acquired under the Plan or the receipt of dividends.
Labor Law Acknowledgement. In accepting the Award, Participant agrees that he or she is (i) making an investment decision, (ii) the Shares will be issued to Participant only if the vesting conditions are met, and (iii) the value of the underlying Shares is not fixed and may increase or decrease in value over the vesting period without compensation to Participant.
CANADA
Terms and Conditions
Form of Settlement. As detailed in Section 2 of the Agreement and notwithstanding any discretion in the Plan, the Restricted Stock Units will be settled only in Shares. The Restricted Stock Units do not provide any right for Participant to receive a cash payment.
Distribution after Vesting. Section 6 of the Agreement shall be deleted in its entirety and replaced with the following language:
Any Restricted Stock Units that vest in accordance with the terms of this Agreement and the Plan will be distributed to Participant (or in the event of Participant’s death, to his or her estate) in whole Shares as soon as administratively practicable after vesting, subject to Section 8 and the other provisions of the Agreement. Any Restricted Stock Units that vest in accordance with Section 4 will be settled at the time(s) provided in Section 4, subject to Section 8 and the other provisions of the Agreement.
Vesting/Termination. The following provision supplements Section 5 and replaces 24(a) of the Agreement:
For purposes of the Agreement, in the event Participant ceases his or her employment or service relationship with the Company or Employer (for any reason whatsoever and whether or not later found to be invalid or in breach of local labor laws), Participant’s right to vest in the Restricted Stock Units will terminate as of the date that is the earlier of: (a) the date Participant receives notice of termination of employment from the Company or Employer, or (b) the date Participant is no longer actively employed or actively providing services to the Company or Employer, regardless of any notice period or period of pay in lieu of such notice required under local law (including, but not limited to statutory law, regulatory law and/or common law). The Administrator shall have the exclusive discretion to determine when Participant is no longer actively providing services (including whether Participant may still be considered actively employed or actively providing services while on a leave of absence).
The following terms and conditions will apply if Participant is a resident of Quebec:
Data Privacy. The following provision supplements section 25 of the Agreement:
Participant hereby authorizes the Company and the Company’s representatives to discuss with and obtain all relevant information from all personnel, professional or not, involved in the administration and operation of the Plan. Participant further authorizes the Company, any Parent or Subsidiary and any stock plan service provider that may be selected by the Company to assist with the Plan to disclose and discuss the Plan with their respective advisors. Participant further authorizes the Company and any Parent or Subsidiary to record such information and to keep such information in Participant’s employee file.
Notifications
Securities Law Information. Participant is permitted to sell Shares acquired through the Plan through the designated broker appointed under the Plan, if any, provided the resale of Shares acquired under the Plan takes place outside Canada through the facilities of a stock exchange on which the Shares are listed on the NASDAQ Global Select Market.
CHINA

The following terms and conditions apply if you are subject to exchange control restrictions and regulations in China, including the requirements imposed by the State Administration of Foreign Exchange (“SAFE”) as determined by the Company in its sole discretion.

Terms and Conditions

SAFE Regulations. The grant and vesting of the Restricted Stock Units and Participant’s ability to receive the proceeds from the sale of the Shares and convert the proceeds into local currency shall be contingent upon the Company or its Subsidiary maintaining approval from the SAFE for the related foreign exchange transaction and the maintenance of a SAFE-approved bank account. The receipt of funds by Participant from the sale of the Shares and the conversion of those funds to the local currency must be approved by SAFE.  In order to comply with the SAFE regulations, the proceeds from the sale of the Shares must be repatriated into China through a SAFE-approved bank account set up and monitored by the Company or its Subsidiary.  Such Participant may contact his or her local Human Resource office for more details about the SAFE approved bank account.

Mandatory Same-Day-Sale of Shares. Notwithstanding any provisions concerning the conversion of Restricted Stock Units and issuance of Shares set forth in this Agreement and the Plan, Shares will not be delivered to Participant when the Restricted Stock Units vest. Rather, the Shares to be issued to Participant under the vesting provisions set forth in the Notice of Grant will be sold immediately on Participant’s behalf through the same-day-sale method. Under the same-day-sale method, a brokerage firm will administer the sale of the Shares. From the sale proceeds, the Company will withhold an amount equal to the applicable taxes, commissions, and fees. The remaining proceeds from the sale of the Shares will be remitted to Participant. As a result of the same-day-sale, actual Shares will not be delivered to Participant when the Restricted Stock Units vest. By accepting the Restricted Stock Units, Participant hereby irrevocably and without further notice appoints the Company as Participant’s agent and authorizes the Company, any Subsidiary, and the brokerage firm to take any and all actions necessary to implement the same-day-sale of Shares described in this paragraph.

COLOMBIA
Terms and Conditions
Labor Law Acknowledgement. This provision supplements Section 24 of the Agreement:
Participant acknowledges that pursuant to Article 128 of the Colombian Labor Code, the Plan and related benefits do not constitute a component of Participant’s “salary” for any legal purpose. To this extent, they will not be included and/or considered for purposes of calculating any and all labor benefits, such as legal/fringe benefits, vacations, indemnities, payroll taxes, social insurance contributions and/or any other labor-related amount which may be payable.
Notifications
Exchange Control Information. Investments in assets located outside Colombia (including the Shares) are subject to registration with the Central Bank (Banco de la República) if the aggregate value of such investments is U.S.$500,000 or more (as of December 31 of the applicable calendar year). Further, when Shares (or other investments) held abroad are sold, Participant may either choose to keep the resulting sums abroad, or to repatriate them to Colombia. If Participant chooses to repatriate funds to Colombia and has not registered the investment with Banco de la República, Participant will need to file with Banco de la República Form No. 5 upon conversion of funds into local currency, which should be duly completed to reflect the nature of the transaction. If Participant has registered the investment with Banco de la República, then Participant will need to file with Banco de la República Form No. 4 upon conversion of funds into local currency, which should be duly completed to reflect the nature of the transaction. Participant should obtain proper legal advice in order to ensure compliance with applicable Colombian regulations.
Securities Law Information. The Shares are not and will not be registered with the Colombian registry of publicly traded securities (Registro Nacional de Valores y Emisores) and therefore the Shares may not be offered to the public in Colombia. Nothing in this document should be construed as the making of a public offer of securities in Colombia.
CZECH REPUBLIC
Notifications
Exchange Control Information.  Proceeds from the sale of Shares, any dividends paid on such Shares may be held in a cash account abroad and Participant is no longer required to report the opening and maintenance of a foreign account to the Czech National Bank (the “CNB”), unless the CNB notifies Participant specifically that such reporting is required. Upon request of the CNB, Participant may need to file a notification within fifteen (15) days of the end of the calendar quarter in which Participant acquires Shares.
DENMARK
Terms and Conditions
Danish Stock Option Act. By participating in the Plan, Participant acknowledges that he or she received an Employer Statement translated into Danish, which is being provided to comply with the Danish Stock Option Act. To the extent more favorable to Participant and required to comply with the Stock Option Act, the terms set forth in the Employer Statement will apply to the Participant’s participation in the Plan.
FINLAND
There are no country-specific provisions.
FRANCE
Terms and Conditions
Language Consent. By accepting the Award, Participant confirms having read and understood the Plan and Agreement which were provided in the English language. Participant accepts the terms of those documents accordingly.
Consentement Relatif à la Langue Utilisée. En acceptant l’Attribution, le Participant confirme avoir lu et compris le Plan et le Contrat, qui ont été communiqués en langue anglaise. Le Participant accepte les termes de ces documents en connaissance de cause.
GERMANY
Notifications
Exchange Control Information. Cross-border payments in excess of €12,500 must be reported monthly to the German Federal Bank. If Participant makes or receives a cross-border payment in excess of €12,500 (e.g., proceeds from the sale of Shares acquired under the Plan), he or she must report the payment to the German Federal Bank electronically using the “General Statistics Reporting Portal” available via the Bank’s website (www.bundesbank.de).
GREECE
There are no country-specific provisions.
HONG KONG
Terms and Conditions
Form of Settlement. As detailed in Section 2 of the Agreement and notwithstanding any discretion in the Plan, the Restricted Stock Units will be settled only in Shares. The Restricted Stock Units do not provide any right for Participant to receive a cash payment.
Nature of Scheme. Participant acknowledges that the Company specifically intends that the Plan will not be an occupational retirement scheme for purposes of the Occupational Retirement Schemes Ordinance (“ORSO”). Notwithstanding the foregoing, if the Plan is deemed to constitute an occupational retirement scheme for purposes of ORSO, the Restricted Stock Units granted shall be void.
Securities Law Compliance. Participant acknowledges and agrees that any and all Shares allotted or issued pursuant to the terms and conditions of the Plan are issued to Participant for his/her own account and not with a view to all or any of those Shares being offered for sale to the public. Participant may not sell or offer to sell any Shares issued to him or her within six months following the Date of Grant. By accepting the Restricted Stock Units, Participant acknowledges and agrees that he or she is bound by the provisions of the certificate of incorporation or bylaws of the Company, as amended (including any provisions restricting the sale or transfer of such Shares) and the Plan and that any subsequent sale or transfer of the Shares must be undertaken in accordance with all Applicable Laws and regulations and that no documentation issued by the Company to Participant in respect of the Restricted Stock Units or the Shares may be disseminated or disclosed to any person at any time.
Securities Law Notification. WARNING: The contents of this Agreement and the Plan have not been reviewed by any regulatory authority in Hong Kong. Participant is advised to exercise caution in relation to the Award. If Participant is in any doubt about any of the contents of this Agreement or the Plan, Participant should obtain independent professional advice.
The Restricted Stock Units and Shares that may be issued in respect of the Restricted Stock Units have not been offered or sold and will not be offered or sold in Hong Kong by means of any document other than in other circumstances which do not result in the document being a “prospectus” as defined in the Companies Ordinance (Chapter 32 of the Laws of Hong Kong) or which do not constitute an offer to the public within the meaning of that ordinance.
This Agreement and the information contained herein may not be used other than by Participant and may not be reproduced in any form or transferred to any person in Hong Kong. This Award is not an offer for sale to the public in Hong Kong and it is not the intention of the Company that the Restricted Stock Units or the Shares be offered for sale to the public in Hong Kong.
HUNGARY
There are no country-specific provisions.
ICELAND
Notifications

Exchange Control Information. Participant should consult with Participant’s personal advisor to ensure compliance with applicable exchange control regulations in Iceland as such regulations are subject to frequent change. Participant is responsible for ensuring compliance with all exchange control laws in Iceland.
INDIA
Notifications
Exchange Control Information. Participant must repatriate any proceeds from the sale of Shares acquired under the Plan and any cash dividends to India and convert the proceeds into local currency within a reasonable time after receipt (i.e., 90 days from the sale of Shares and 180 days from receipt of dividends). Participant will receive a foreign inward remittance certificate (“FIRC”) from the bank where Participant deposits the foreign currency. Participant should retain the FIRC as evidence of the repatriation of funds in the event the Reserve Bank of India or the Employer requests proof of repatriation. It is Participant’s responsibility to comply with applicable exchange control laws in India.
INDONESIA
Notifications
Exchange Control Information. If Indonesian residents remit proceeds from the sale of Shares into Indonesia, the Indonesian Bank through which the transaction is made will submit a report on the transaction to the Bank of Indonesia for statistical reporting purposes. For transactions of US$10,000 or more, a description of the transaction must be included in the report. Although the bank through which the transaction is made is required to make the report, Indonesian residents must complete a “Transfer Report Form.” The Transfer Report Form will be provided to the Indonesian residents by the bank through which the transaction is made.
IRELAND
There are no country-specific provisions.
ISRAEL
Terms and Conditions
Grant. Section 1 of the Agreement shall be supplemented to add the following language at the end thereof:
References to the Plan will be deemed to include the Sub-Plan for Israeli Participants (the “Sub-Plan”). The Restricted Stock Units are granted as a 102 Capital Gains Track Grant, subject to the terms and conditions of Section 102(b)(2) and 102(b)(3) of the Income Tax Ordinance (New Version) – 1961 (the “ITO”), the Plan and the Trust Agreement (“Trust Agreement”), entered into between the Company and ESOP Management and Trust Services Ltd. (the “Trustee”). References to the issuance of Shares to Participant shall be deemed to include the words “or the Trustee”. References to “Applicable Law” shall be deemed to include Section 102 of the ITO.
Section 102 Compliance. By accepting this Restricted Stock Unit Award, Participant acknowledges and agrees that: (a) the Award is granted under and governed by the Plan, Sections 102(b)(2) and 102(b)(3) of the ITO and the Rules promulgated in connection therewith, and the Trust Agreement; (b) the Shares issued upon vesting of the Restricted Stock Units will be issued to the Trustee to hold on behalf of Participant, pursuant to the terms of Section 102 of the ITO and the Trust Agreement, and (c) Participant is familiar with the terms and provisions of the ITO, particularly the “Capital Gains Track” described in Sections 102(b)(2) and 102(b)(3) thereof, and will not require the Trustee to release or sell the Restricted Stock Units or Shares during the Required Holding Period (defined in the Sub-Plan), unless permitted to do so by Applicable Law.
Distribution after Vesting. Section 6 of the Agreement shall be deleted in its entirety and replaced by the following language:
The Shares will be issued in the name of the Trustee as required by Applicable Law to qualify under Section 102 of the ITO, for the benefit of Participant. Participant shall comply with the ITO, the Rules, and the terms and conditions of the Trust Agreement entered into between the Company and the Trustee. The Trustee will hold the Shares for the Required Holding Period, as set forth in the Sub-Plan. Participant hereby undertakes to release the Trustee from any liability in respect of any action or decision duly taken and bona fide executed in relation to the Plan and the Sub-Plan, or any Shares issued to the Trustee hereunder. Participant hereby confirms that s/he shall execute any and all documents that the Company or the Trustee may reasonably determine to be necessary in order to comply with the ITO and, in particular, the Rules.
Responsibility for Taxes. Section 8 of the Agreement shall be supplemented by the following language:
To the extent required by Applicable Law on any date Participant is required to recognize taxable income with respect to the Restricted Stock Units, Participant will be required to pay, and the Trustee and/or the Company will withhold any Tax-Related Items which will enable the Company and/or the Trustee to satisfy its obligation to withhold any Tax-Related Items arising on such date Participant is required to recognize taxable income with respect to the Restricted Stock Units. The Company, in its sole discretion, may, to the extent permitted by Applicable Law, require or otherwise allow the Trustee or the Company to withhold and/or Participant to pay such Tax-Related Items by (i) withholding cash from Participant’s account at the broker designated by the Company for such purpose, (ii) selling of sufficient Shares on the date Participant is required to recognize taxable income with respect to the Restricted Stock Units, (iii) deductions from compensation payable to Participant or (iv) any other method permitted by Applicable Law.
In the event Participant disposes of any Shares issued upon vesting of the Restricted Stock Units prior to the expiration of the Required Holding Period, Participant acknowledges and agrees that such shares will not qualify for 102 Capital Gains Tax Treatment and will be subject to taxation in Israel in accordance with ordinary income tax principles. Further, Participant acknowledges and agrees that Participant will be liable for the Employer’s component of payments to the National Insurance Institute (to the extent such payments by the Employer are required).
Participant further agrees that the Trustee may act on behalf of the Company or the Employer, as applicable, to satisfy any obligation to withhold Tax-Related Items applicable to Participant in connection with the Units granted under the Sub-Plan.
Address for Notices. Section 11 of the Agreement shall be deleted in its entirety and replaced by the following language:
Any notice to be given to the Company under the terms of this Agreement will be addressed to the Company at Autodesk, Inc., c/o Stock Administrator, 111 McInnis Parkway, San Rafael, CA 94903, or at such other address as the Company may hereafter designate in writing, unless otherwise expressly instructed by the Company or the Trustee with respect to a specific type of notice.
Data Privacy. Section 25 of the Agreement shall be supplemented by the following language:
Without derogating from the scope of Section 25 of the Agreement, Participant hereby explicitly consents to the transfer of Data between the Company, the Trustee, and/or a designated Plan broker, including any requisite transfer of such Data outside the Participant’s country and further transfers thereafter as may be required to a broker or other third party.
ITALY
Terms and Conditions
Data Privacy. The following provision replaces Section 25 of the Agreement:
Participant understands that the Company may hold certain personal information about Participant, including, but not limited to, Participant’s name, home address and telephone number, date of birth, social insurance number or other identification number, salary, nationality, job title, any Shares or directorships held in the Company, details of all Restricted Stock Units or other entitlement to Shares granted, canceled, exercised, vested, unvested or outstanding in Participant’s favor (“Data”), for the exclusive purpose of implementing, managing and administering the Plan.
Participant also understands that providing the Company with Data is necessary for the performance of the Plan and that Participant’s refusal to provide such Data would make it impossible for the Company to perform its contractual obligations and may affect Participant’s ability to participate in the Plan. The Controller of personal data processing is Autodesk, Inc., with registered offices at 111 McInnis Parkway, San Rafael, CA 94903, USA, and, pursuant to Legislative Decree no. 196/2003, its representative is the Employer in Italy.
Participant further understands that the Company and any Parent or Subsidiary will transfer Data amongst themselves as necessary for the purpose of implementation, administration and management of Participant’s participation in the Plan, and that the Company and any Parent or Subsidiary may each further transfer Data to third parties assisting the Company in the implementation, administration and management of the Plan, including any requisite transfer to a broker or another third party with whom Participant may elect to deposit any Shares acquired under the Plan. Such recipients may receive, possess, use, retain and transfer the Data in electronic or other form, for the purposes of implementing, administering and managing Participant’s participation in the Plan. Participant understands that these recipients may be located in the European Economic Area, or elsewhere, such as the U.S. Should the Company exercise its discretion in suspending all necessary legal obligations connected with the management and administration of the Plan, it will delete Data as soon as it has accomplished all the necessary legal obligations connected with the management and administration of the Plan.
Participant understands that Data-processing related to the purposes specified above shall take place under automated or non-automated conditions, anonymously when possible, that comply with the purposes for which Data is collected and with confidentiality and security provisions, as set forth by applicable laws and regulations, with specific reference to Legislative Decree no. 196/2003.
The processing activity, including communication, the transfer of Data abroad, including outside the European Economic Area, as herein specified and pursuant to applicable laws and regulations, does not require Participant’s consent thereto as the processing is necessary to performance of contractual obligations related to implementation, administration and management of the Plan. Participant understands that, pursuant to Section 7 of the Legislative Decree no. 196/2003, Participant has the right to, including but not limited to, access, delete, update, correct or terminate, for legitimate reason, the Data processing. Furthermore, Participant is aware that Data will not be used for direct marketing purposes. In addition, Data provided can be reviewed and questions or complaints can be addressed by contacting Participant’s local human resources representative.
Plan Document Acknowledgement. By accepting the Award, Participant acknowledges he or she has received a copy of the Plan and the Agreement and has reviewed the Plan and the Agreement, including this Exhibit B, in their entirety and fully understands and accepts all provisions of the Plan and the Agreement, including this Exhibit B.
Participant further acknowledges having read and specifically approves the following sections of the Agreement: Section 3 (Vesting Schedule), Section 5 (Forfeiture upon Termination of Service as a an Employee), Section 7 (Disability or Death of Participant), Section 8 (Responsibility for Taxes), Section 24 (Nature of Grant), Section 14 (Additional Conditions to Issuance of Stock), Section 17 (Electronic Delivery), Section 22 (Governing Law), Section 23 (Language), Section 30 (Insider Trading Restrictions/Market Abuse Laws), and the Section 25 (Data Privacy) provision set forth above in this Exhibit B.
JAPAN
There are no country-specific provisions.
KOREA
Notifications
Exchange Control Information. Exchange control laws require Korean residents who realize US$500,000 or more from the sale of Shares in a single transaction to repatriate the proceeds to Korea within three years of the sale.
MALAYSIA
Terms and Conditions
Data Privacy. This provision replaces Section 25 of the Agreement in its entirety:
Participant hereby explicitly, voluntarily and unambiguously consents to the collection, use and transfer, in electronic or other form, of his or her personal data as described in this Agreement and any other Plan participation materials by and among, as applicable, the Employer, the Company and any Parent or Subsidiary or any third parties authorized by same in assisting in the implementation, administration and management of Participant’s participation in the Plan.
Participant may have previously provided the Company and the Employer with, and the Company and the Employer may hold, certain personal information about Participant, including, but not limited to, his or her name, home address and telephone number, date of birth, social insurance number or other identification number, salary, nationality, job title, any Shares or directorships held in the Company, the fact and conditions of Participant’s participation in the Plan, details of all Restricted Stock Units or any other entitlement to Shares awarded, cancelled, exercised, vested, unvested or outstanding in Participant’s favor (“Data”), for the exclusive purpose of implementing, administering and managing the Plan.
Participant also authorizes any transfer of Data, as may be required, to such stock plan service provider as may be selected by the Company from time to time, which is assisting the Company with the implementation, administration and management of the Plan and/or with whom any Shares acquired upon settlement of the Restricted Stock Units are deposited. Participant acknowledges that these recipients may be located in Participant’s country or elsewhere, and that the recipient’s country (e.g., the United States) may have different data privacy laws and protections to Participant’s country, which may not give the same level of protection to Data. Participant understands that he or she may request a list with the names and addresses of any potential recipients of Data by contacting his or her local human resources representative. Participant authorizes the Company, the stock plan service provider and any other possible recipients which may assist the Company (presently or in the future) with implementing, administering and managing Participant’s participation in the Plan to receive, possess, use, retain and transfer Data, in electronic or other form, for the sole purpose of implementing, administering and managing Participant’s participation in the Plan. Participant understands that Data will be held only as long as is necessary to implement, administer and manage his or her participation in the Plan. Participant understands that he or she may, at any time, view Data, request additional information about the storage and processing of Data, require any necessary amendments to Data or refuse or withdraw the consents herein, in any case, without cost, by contacting in writing his or her local human resources representative, HRGC APAC, whose contact details are hrgc.apac@autodesk.com. Further, Participant understands that he or she is providing the consents herein on a purely voluntary basis. If Participant does not consent, or if Participant later seeks to revoke the consent, his or her employment status or service and career with the Employer will not be adversely affected; the only adverse consequence of refusing or withdrawing the consent is that the Company would not be able to grant future Restricted Stock Units or other equity awards to Participant or administer or maintain such awards. Therefore, Participant understands that refusing or withdrawing his or her consent may affect his or her ability to participate in the Plan. For more information on the consequences of the refusal to consent or withdrawal of consent, Participant understands that he or she may contact his or her local human resources representative.
Notifikasi Privasi Data. Peruntukan ini menggantikan Seksyen 25 dalam Perjanjian Anugerah secara keseluruhan :

Pesertadengan ini secara eksplisit, secara sukarela dan tanpa sebarang keraguan mengizinkan pengumpulan, penggunaan dan pemindahan, dalam bentuk elektronik atau lain-lain, data peribadinya seperti yang dinyatakan dalam Perjanjian Penganugerahan ini dan apa-apa bahan Pelan penyertaan oleh dan di antara Majikan, Syarikat dan mana-mana Syarikat Induk atau Anak Syarikat atau mana-mana pihak ketiga yang diberi kuasa oleh yang sama untuk membantu dalam pelaksanaan, pentadbiran dan pengurusan penyertaan Peserta dalam Pelan tersebut.

Sebelum ini, Peserta mungkin telah membekalkan Syarikat dan Majikan dengan, dan Syarikat dan Majikan mungkin memegang, maklumat peribadi tertentu tentang Peserta, termasuk, tetapi tidak terhad kepada, namanya , alamat rumah dan nombor telefon, tarikh lahir, nombor insurans sosial atau nombor pengenalan lain, gaji, kewarganegaraan, jawatan, apa-apa saham atau jawatan pengarah yang dipegang dalam Syarikat, fakta dan syarat-syarat penyertaan Peserta dalam Pelan tersebut, butir-butir semua Unit-unit Saham Terbatas atau apa-apa hak lain untuk saham yang dianugerahkan, dibatalkan, dilaksanakan, terletak hak, tidak diletak hak ataupun bagi faedah Peserta (“Data”), untuk tujuan yang eksklusif bagi melaksanakan, mentadbir dan menguruskan Pelan tersebut.
Peserta juga memberi kuasa untuk membuat apa-apa pemindahan Data, sebagaimana yang diperlukan, kepada pembekal perkhidmatan pelan saham yang lain sebagaimana yang dipilih oleh Syarikat dari semasa ke semasa, yang membantu Syarikat dalam pelaksanaan, pentadbiran dan pengurusan Pelan dan/atau dengan sesiapa yang mendepositkan Saham-Saham yang diperolehi melalui penyelesaian Unit-unit Saham Terbatas. Peserta mengakui bahawa penerima-penerima ini mungkin berada di negara Peserta atau di tempat lain, dan bahawa negara penerima (contohnya, Amerika Syarikat) mungkin mempunyai undang-undang privasi data dan perlindungan yang berbeza daripada negara Peserta, yang mungkin tidak boleh memberi tahap perlindungan yang sama kepada Data. Pesertafaham bahawa dia boleh meminta senarai nama dan alamat mana-mana penerima Data dengan menghubungi wakil sumber manusia tempatannya . Peserta memberi kuasa kepada Syarikat, pembekal perkhidmatan pelan saham dan mana-mana penerima lain yang mungkin membantu Syarikat (masa sekarang atau pada masa depan) untuk melaksanakan, mentadbir dan menguruskan penyertaan Peserta dalam Pelan tersebut untuk menerima, memiliki, menggunakan, mengekalkan dan memindahkan Data, dalam bentuk elektronik atau lain-lain, semata-mata dengan tujuan untuk melaksanakan, mentadbir dan menguruskan penyertaan Peserta dalam Pelan tersebut. Peserta faham bahawa Data akan dipegang hanya untuk tempoh yang diperlukan untuk melaksanakan, mentadbir dan menguruskan penyertaannya dalam Pelan tesebut. Peserta faham bahawa dia boleh, pada bila-bila masa, melihat data, meminta maklumat tambahan mengenai penyimpanan dan pemprosesan Data, meminta bahawa pindaan-pindaan dilaksanakan ke atas Data atau menolak atau menarik balik persetujuan dalam ini, dalam mana-mana kes, tanpa kos, dengan menghubungi secara bertulis wakil sumber manusia tempatannya , di mana butir-butir hubungannya adalah hrgc.apac@autodesk.com. Selanjutnya, Peserta memahami bahawa dia memberikan persetujuan di sini secara sukarela. Jika Peserta tidak bersetuju, atau jika Peserta kemudian membatalkan persetujuannya, status pekerjaan atau perkhidmatan dan kerjayanya dengan Majikan tidak akan terjejas; satunya akibat buruk jika dia tidak bersetuju atau menarik balik persetujuannya adalah bahawa Syarikat tidak akan dapat memberikan Unit-unit Saham Terbatas pada masa depan atau anugerah ekuiti lain kepada Peserta atau mentadbir atau mengekalkan anugerah-anugerah tersebut. Oleh itu, Peserta faham bahawa keengganan atau penarikan balik persetujuannya boleh menjejaskan keupayaannya untuk mengambil bahagian dalam Pelan tesebut. Untuk maklumat lanjut mengenai akibat keengganan untuk memberikan keizinan atau penarikan balik keizinan, Peserta fahami bahawa dia boleh menghubungi wakil sumber manusia tempatannya .
Notifications
Director Notification Obligation. If Participant is a director of a Malaysian Subsidiary, Participant is subject to certain notification requirements under the Malaysian Companies Act. Among these requirements is an obligation to notify the Malaysian Subsidiary in writing when Participant receives or disposes of an interest (e.g., Restricted Stock Units, Shares, etc.) in the Company or any related company. This notification must be made within 14 days of receiving or disposing of any interest in the Company or any related company.
MEXICO
Terms and Conditions
Plan Document Acknowledgement. This provision supplements Section 24 of the Agreement:
By accepting the Restricted Stock Units, Participant acknowledges that he or she has received a copy of the Plan and the Agreement, including this Exhibit B, which he or she has reviewed. Participant further acknowledges that he or she accepts all the provisions of the Plan and the Agreement, including this Exhibit B. Participant also acknowledges that he or she has read and specifically and expressly approves the terms and conditions set forth in the “Nature of Grant” Section of the Agreement, which clearly provide as follows:
(1)    Participant’s participation in the Plan does not constitute an acquired right;
(2)    The Plan and Participant’s participation in it are offered by the Company on a wholly discretionary basis; and
(3)    Participant’s participation in the Plan is voluntary.
Labor Law Acknowledgement and Policy Statement. By accepting the Restricted Stock Units, Participant acknowledges that Autodesk, Inc., with registered offices at 111 McInnis Parkway, San Rafael, CA 94903 U.S.A., is solely responsible for the administration of the Plan. Participant further acknowledges that his or her participation in the Plan, the grant of the Restricted Stock Units and any acquisition of Shares under the Plan do not constitute an employment relationship between Participant and the Company because Participant is participating in the Plan on a wholly commercial basis. Based on the foregoing, Participant expressly acknowledges that the Plan and the benefits that he or she may derive from participation in the Plan do not establish any rights between Participant and the Employer, and do not form part of the employment conditions and/or benefits provided by the Company or any Subsidiary, and any modification of the Plan or its termination shall not constitute a change or impairment of the terms and conditions of Participant’s employment.
Participant further understands that his or her participation in the Plan is the result of a unilateral and discretionary decision of the Company and, therefore, the Company reserves the absolute right to amend and/or discontinue Participant’s participation in the Plan at any time, without any liability to Participant.
Finally, Participant hereby declares that he or she does not reserve to him or herself any action or right to bring any claim against the Company for any compensation or damages regarding any provision of the Plan or the benefits derived under the Plan, and that he or she therefore grants a full and broad release to the Company, its Subsidiaries, affiliates, branches, representation offices, shareholders, officers, agents and legal representatives, with respect to any claim that may arise.
Términos y Condiciones
Documento de Reconocimiento del Plan. Esta disposición suplementa la Sección 24 del Contrato:
Al aceptar las Unidades de Acción Restringida, el Participante reconoce que ha recibido una copia del Plan y del Contrato, incluyendo este Anexo B, que ha sido revisado por el Participante. El Participante reconoce, además, que acepta todas las disposiciones del Plan y del Contrato, incluyendo este Anexo B. El Participante también reconoce que ha leído y específica y expresamente aprueba los términos y condiciones establecidos en la Sección del Contrato intitulada “Naturaleza del Otorgamiento”, que claramente establece lo siguiente:
(1)    La participación del Participante en el Plan no constituye un derecho adquirido;
(2)    El Plan y la participación del Participante en el Plan se ofrecen por la Compañía de manera totalmente discrecional; y
(3)    La participación del Participante en el Plan es voluntaria.
Reconocimiento de Ley Laboral y Declaración de Política. Al aceptar las Unidades de Acción Restringida, el Participante reconoce que Autodesk, Inc., con oficinas registradas en 111 McInnis Parkway, San Rafael, CA 94903, EE.UU., es únicamente responsable por la administración del Plan. Además, el Participante reconoce que su participación en el Plan, el otorgamiento de las Unidades de Acción Restringida y cualquier adquisición de Acciones de conformidad con el Plan no constituyen una relación laboral entre el Participante y la Compañía, ya que el Participante está participando en el Plan sobre una base exclusivamente comercial. Con base en lo anterior, el Participante expresamente reconoce que el Plan y los beneficios que le deriven de la participación en el Plan no establecen derecho alguno entre el Participante y el Patrón y no forman parte de las condiciones de trabajo y/o prestaciones otorgadas por la Compañía o cualquier Subsidiaria de la Compañía, y cualquier modificación del Plan o su terminación no constituirá un cambio o deterioro de los términos y condiciones de empleo del Participante.
Además, el Participante entiende que su participación en el Plan es resultado de una decisión unilateral y discrecional de la Compañía y, por lo tanto, la Compañía se reserva el derecho absoluto de modificar y/o discontinuar la participación del Participante en el Plan en cualquier momento, sin responsabilidad alguna para con el Participante.
Finalmente, el Participante en este acto manifiesta que no se reserva ninguna acción o derecho para interponer una demanda o reclamación en contra de la Compañía por cualquier compensación o daño o perjuicio en relación con cualquier disposición del Plan o los beneficios derivados del Plan y, en consecuencia, otorga un amplio y total finiquito a la Compañía, sus Subsidiarias, afiliadas, sucursales, oficinas de representación, accionistas, directores, funcionarios, agentes y representantes con respecto a cualquier demanda o reclamación que pudiera surgir.
NETHERLANDS
There are no country-specific provisions.
NEW ZEALAND
There are no country-specific provisions.
NORWAY
There are no country-specific provisions.
PHILIPPINES
Notifications
Securities Law Information. Participant is permitted to dispose or sell Shares acquired under the Plan provided the offer and resale of the Shares takes place outside the Philippines through the facilities of a stock exchange on which the Shares are listed. The Shares are currently listed on the NASDAQ Global Select Market in the United States of America.
POLAND
Notifications
Exchange Control Information. If a Polish resident transfers funds in excess of €15,000 into Poland, the funds must be transferred via a Polish bank account or financial institution. Polish residents are required to retain the documents connected with a foreign exchange transaction for a period of five years, as measured from the end of the year in which such transaction occurred.
PORTUGAL
Terms and Conditions
English Language Consent. Participant hereby expressly declares that Participant has full knowledge of the English language and have read, understood and fully accept and agree with the terms and conditions established in the Plan and the Agreement.
Consentimento de Lingua Inglesa. O beneficiário pelo presente declara expressamente que tem pleno conhecimento da língua Inglesa e que leu, compreendeu e totalmente aceitou e concordou com os termos e condições estabelecidas no Plano e no Acordo.
Notifications
Exchange Control Information. If Participant is a resident of Portugal and acquires Shares under the Plan, Participant may be required to file a report with the Portuguese Central Bank for statistical purposes (unless Participant arranges to have the Shares deposited with a Portuguese financial intermediary, in which case the intermediary will file the report for Participant).
QATAR
There are no country-specific provisions.
ROMANIA
Notifications
Exchange Control Information. Romanian residents are required to deposit proceeds from the sale of Shares in a bank account in Romania and may be required to provide the Romanian bank with appropriate documentation explaining the source of the funds. Romanian residents should consult their personal advisor to determine whether they will be required to submit such documentation to the Romanian bank.
SINGAPORE
Terms and Conditions
Form of Settlement. As detailed in Section 2 of the Agreement and notwithstanding any discretion in the Plan, the Restricted Stock Units will be settled only in Shares. The Restricted Stock Units do not provide any right for Participant to receive a cash payment.
Securities Law Information. The Award is being granted pursuant to the “Qualifying Person” exemption under section 273(1)(f) of the Singapore Securities and Futures Act (Chapter 289, 2006 Ed.) (“SFA”) and is not being granted to Participant with a view to the Shares acquired from the Award being subsequently offered for sale to any other party. The Plan has not been, and will not be, lodged or registered as a prospectus with the Monetary Authority of Singapore. Further, the grant of the Award is subject to section 257 of the SFA and Participant should not sell, or offer to sell, any Shares acquired pursuant to the award in Singapore, unless such sale or offer is made (i) after six months from the Date of Grant or (ii) pursuant to the exemptions under Part XIII Division (1) Subdivision (4) (other than section 280) of the SFA.
To the extent Participant sells, offers to sell or otherwise disposes of Shares acquired through the Plan within six months of the Date of Grant, Participant is permitted to dispose of such Shares through the designated broker appointed under the Plan, if any, provided the resale of Shares acquired under the Plan takes place outside Singapore through the facilities of a stock exchange on which the Shares are listed. The Shares are currently listed on the NASDAQ Global Select Market in the United States of America.
Notifications
Chief Executive Officer and Director Notification Obligation. If Participant is the Chief Executive Officer (“CEO”) or a director, associate director or shadow director of a Singaporean Subsidiary, Participant is subject to certain notification requirements under the Singapore Companies Act. Among these requirements is an obligation to notify the Singaporean Subsidiary in writing when Participant receives an interest (e.g., Restricted Stock Units, Shares) in the Company or a Subsidiary or related entity. In addition, Participant must notify the Singaporean Subsidiary when he or she sells any Shares (including when Participant sells the Shares acquired under the Plan). These notifications must be made within two (2) business days of acquiring or disposing of any interest in the Company or any Subsidiary or related entity. In addition, a notification must be made of Participant’s interests in the Company or any Subsidiary or related entity within two (2) business days of becoming the CEO or a director, associate director or shadow director of the Company.
SPAIN
Terms and Conditions
Termination of Employment. For purposes of the Award, a termination of employment includes any termination that is deemed an “unfair dismissal” or a “constructive dismissal.”
Labor Law Acknowledgement. As a condition of receipt of the Award, Participant acknowledges that he or she understands and agrees to participation in the Plan and that he or she has received a copy of the Plan.
Participant understands that the Company has unilaterally, gratuitously and discretionally decided to grant Restricted Stock Units under the Plan to individuals who may be Employees of the Company or its Subsidiaries throughout the world. The decision is a limited decision that is entered into upon the express assumption and condition that any grant will not economically or otherwise bind the Company or any of its Subsidiaries on an ongoing basis. Consequently, Participant understands that any grant is given on the assumption and condition that it shall not become a part of any employment contract (either with the Company or any of its Subsidiaries) and shall not be considered a mandatory benefit, salary for any purposes (including severance compensation) or any other right whatsoever. Furthermore, Participant understands and freely accepts that there is no guarantee that any benefit whatsoever shall arise from any gratuitous and discretionary grant since the future value of the Award and the underlying Shares is unknown and unpredictable. In addition, Participant understands that this grant would not be made but for the assumptions and conditions referred to above; thus, Participant understands, acknowledges and freely accepts that should any or all of the assumptions be mistaken or should any of the conditions not be met for any reason, then the Award shall be null and void.
Furthermore, Participant understands that the Award is a conditional right. Except as determined by the Committee or as provided in the Agreement, Participant shall forfeit any unvested Award upon termination of employment. The terms of this provision apply even if Participant is considered to be unfairly dismissed without good cause (i.e., subject to a “despido improcedente”).
Notifications
Exchange Control Information. Participant must declare the acquisition and sale of Shares to the Dirección General de Comercio e Inversiones (“DGCI”) for statistical purposes. Participant also must declare the ownership of any Shares with the DGCI each January while the Shares are owned, unless the amount of Shares acquired or sold exceeds the applicable threshold (currently €1,502,530), or Participant holds 10% or more of the share capital of the Company or other such amount that would entitle Participant to join the Board, in which case the filing is due within one month after the sale.
When receiving foreign currency payments derived from the ownership of Shares (i.e., dividends or sale proceeds) in excess of €50,000, Participant must inform the financial institution receiving the payment of the basis upon which such payment is made. Participant will need to provide the following information: (i) Participant’s name, address, and fiscal identification number; (ii) the name and corporate domicile of the Company; (iii) the amount of the payment and the currency used; (iv) the country of origin; (v) the reasons for the payment; and (vi) further information that may be required.
Securities Law Information. No “offer of securities to the public,” as defined under Spanish law, has taken place or will take place in the Spanish territory in connection with the Award. The Agreement has not been nor will it be registered with the Comisión Nacional del Mercado de Valores, and does not constitute a public offering prospectus.
SWEDEN
Terms and Conditions
Participant acknowledges and agrees to consent to the handling registration and publication of personal data according to the Swedish Personal Data Act, if applicable.
SWITZERLAND
Notifications
Securities Law Information. The grant of Restricted Stock Units and the issuance of any Shares is not intended to be a public offering in Switzerland and is therefore not subject to registration in Switzerland. Neither this document nor any other materials relating to the grant of Restricted Stock Units constitutes a prospectus as such term is understood pursuant to article 652a of the Swiss Code of Obligations, and neither this document nor any other materials relating to the Restricted Stock Units may be publicly distributed nor otherwise made publicly available in Switzerland.
TAIWAN
Notifications
Securities Law Information. The offer of participation in the Plan is available only for Employees. The offer of participation in the Plan is not a public offer of securities by a Taiwanese company.
Exchange Control Information. Taiwanese residents may acquire and remit foreign currency (including funds to purchase or proceeds from the sale of Shares) into and out of Taiwan up to US$5 million per year without submission of supporting documentation. If the transaction amount is TWD$500,000 or more in a single transaction, Taiwanese residents are required to submit a foreign exchange transaction form and if the transaction amount is US$500,000 or more in a single transaction, such residents may be required to provide supporting documentation to the satisfaction of the remitting bank. Participant is personally responsible for complying with exchange control restrictions in Taiwan.
THAILAND
Notifications
Exchange Control Information. If Participant realizes US$50,000 or more in a single transaction from the sale of Shares or the payment of dividends, he or she is required to repatriate the funds to Thailand immediately following the receipt of the funds and to then either convert such repatriated funds into Thai Baht or deposit the funds into a foreign currency account opened with any commercial bank in Thailand within 360 days of repatriation.  Further, for repatriated funds of US$50,000 or more, Participant must specifically report the inward remittance to the Bank of Thailand on a Foreign Exchange Transaction Form.  Participant is personally responsible for complying with exchange control restrictions in Thailand.
TURKEY
Notifications
Securities Law Information. Under Turkish law, Participant is not permitted to sell any Shares acquired under the Plan in Turkey. The Shares are currently traded on the NASDAQ Global Select Market, which is located outside Turkey, under the ticker symbol “ADSK” and the Shares may be sold through this exchange.
Exchange Control Information. Participant will likely be required to engage a Turkish financial intermediary to assist with the sale of Shares acquired under the Plan and may also need to engage a Turkish financial intermediary with respect to the acquisition of such Shares, although this is less certain. As Participant is solely responsible for complying with the financial intermediary requirements and their application to participation in the Plan is uncertain, Participant should consult his or her personal legal advisor for further information regarding these requirements to ensure compliance.
UNITED ARAB EMIRATES
Notifications
Securities Law Information. This Restricted Stock Unit Award has not been approved or licensed by the United Arab Emirates (“UAE”) Central Bank or any other relevant licensing authorities or governmental agencies in the UAE. This Restricted Stock Unit Award is strictly private and confidential and has not been reviewed by, deposited or registered with the UAE Central Bank or any other licensing authority or governmental agencies in the United Arab Emirates. This Award is being issued from outside the United Arab Emirates to a limited number of Employees of Autodesk Middle East (Representative Office) and must not be provided to any person other than the original recipient and may not be reproduced or used for any other purpose.
UNITED KINGDOM
Terms and Conditions
Form of Settlement. As detailed in Section 2 of the Agreement and notwithstanding any discretion contained in the Plan or anything to the contrary in the Agreement, the Restricted Stock Units are payable only in Shares.
Responsibility for Taxes. The following provisions supplement Section 8 of the Agreement:
If payment or withholding of any income tax that the Company or the Employer may be required to account to Her Majesty’s Revenue and Customs (“HMRC”) is not made within 90 days of the end of the tax year during which the event giving rise to the liability occurs (the “Due Date”), or such other period specified in Section 222(1)(c) of the U.K. Income Tax (Earnings and Pensions) Act 2003, the amount of any uncollected income tax will constitute a loan owed by Participant to the Employer, effective on the Due Date. Participant agrees that the loan will bear interest at the then-current Official Rate of HMRC, it will be immediately due and repayable, and the Company or the Employer may recover it at any time thereafter by any of the means referred to in Section 7 of the Agreement. Notwithstanding the foregoing, if Participant is a director or executive officer of the Company (within the meaning of Section 13(k) of the Exchange Act), Participant will not be eligible for such a loan to cover the tax liability. In the event that Participant is a director or executive officer and any income tax is not collected from or paid by Participant by the Due Date, the amount of any uncollected income tax may constitute a benefit to Participant on which additional income tax and National Insurance contributions (“NICs”) may be payable. Participant will be responsible for reporting and paying any income tax due on this additional benefit directly to HMRC under the self-assessment regime and reimbursing the Employer for the value of the NICs due on this additional benefit. If Participant fails to comply with his or her obligations in connection with the income tax as described in this section, the Company may refuse to deliver the Shares to Participant, without any liability to the Company or the Employer.
In addition, Participant agrees that the Company and/or the Employer may calculate the Tax-Related Items to be withheld and accounted for by reference to the maximum applicable rates, without prejudice to any right Participant may have to recover any overpayment from the relevant tax authorities.

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